As filed with the Securities and Exchange Commission on June 16, 2000
                                                    Registration No.  333 -
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                                   PSINET INC.

             (Exact name of registrant as specified in its charter)

              New York                                      16-1353600
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                      Identification No.)

  44983 Knoll Square, Ashburn, Virginia                        20147
(Address of principal executive offices)                    (Zip Code)

                            LONG-TERM INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                             Kathleen B. Horne, Esq.
                    Senior Vice President and General Counsel
                                   PSINet Inc.
                   44983 Knoll Square, Ashburn, Virginia 20147
                     (Name and address of agent for service)

          Telephone No.: (703) 726-4100 / Facsimile No.: (703) 726-4265
          (Telephone number, including area code, of agent for service)
                                  -------------

                                    Copy to:

                          Richard F. Langan, Jr., Esq.
                                Nixon Peabody LLP
                  437 Madison Avenue, New York, New York 10022
           Telephone No.: (212) 940-3140/Facsimile No.: (212) 940-9940
                                  -------------


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                         CALCULATION OF REGISTRATION FEE

-------------------------------- -------------------- -------------------- ---------------------- -------------------
                                                       Proposed maximum      Proposed maximum
      Title of securities           Amount to be        offering price      Aggregate offering        Amount of
       to be registered            registered (1)        per share (2)           price (2)         registration fee
-------------------------------- -------------------- -------------------- ---------------------- -------------------
Common Stock, $.01 par value         4,221,104         $30.25               $127,688,396              $33,710
-------------------------------- -------------------- -------------------- ---------------------- -------------------


         (1) Represents (i) 3,906,104 shares issuable upon the exercise of options granted under the Long-Term Incentive Plan, (ii) 315,000 shares issuable upon the exercise of options granted under the Employee Stock Purchase Plan, and
(iii) pursuant to Rule 416(a) of the Securities Act of 1933, such indeterminate number of shares as may be issued by reason of any stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of PSINet common stock.

         (2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of our common stock as reported on the Nasdaq Stock Market's National Market on June 13, 2000.

                                     PART I.

                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

         On June 15, 2000, PSINet Inc. acquired Metamor Worldwide, Inc. ("Metamor"). PSINet entered into a definitive agreement to acquire Metamor on March 21, 2000. According to the terms of the merger agreement, PSINet Shelf IV Inc., a wholly owned subsidiary of PSINet, was merged with and into Metamor and Metamor's name was changed to "PSINet Consulting Solutions, Inc." The shareholders of PSINet Inc. and the stockholders of Metamor approved the merger on June 15, 2000.

         This registration statement relates to the Long-Term Incentive Plan, as amended and restated, and the Employee Stock Purchase Plan, as amended (collectively, the "Plans"), which were originally sponsored by Metamor. Since 1995 and 1996, respectively, Metamor has made grants to its employees of options pursuant to the Plans, some of which remain outstanding. Metamor previously filed registration statements on Form S-8 covering the shares of its common stock issuable pursuant to the Plans.

         Pursuant to the terms of the merger agreement, PSINet adopted sponsorship of the Plans as of the time of the merger on June 15, 2000. At that time, the options outstanding under the Plans were automatically modified such that each outstanding option now represents the right to purchase 0.9 shares of common stock, par value $.01 per share, of PSINet. Thus, the 4,340,116 options issued by Metamor and outstanding under the Long-Term Incentive Plan are now options to acquire 3,906,104 shares of PSINet common stock and the 350,000 options issued by Metamor and outstanding under the Employee Stock Purchase Plan are now options to acquire 315,000 shares of PSINet common stock, in each case subject to certain adjustments described in the Plans. This registration statement on Form S-8 relates to shares of PSINet common stock that may be issued upon the exercise of currently outstanding options granted under the Plans. No further options will be issued under the Plans.

         Additional information required to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 of the Securities and Exchange Commission issued unde the Securities Act of 1933, as amended and the Note to Part I of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

         The following documents that have been filed by PSINet with the Securities and Exchange Commission are incorporated herein by reference:

         (1) Annual report on Form 10-K for the fiscal year ended December 31, 1999. This report contains:

               o audited consolidated balance sheets for PSINet and its subsidiaries as of December 31, 1999 and 1998; and

               o audited consolidated statements of operations, of changes in shareholders' equity and of cash flows for the years ended December 31, 1999, 1998 and 1997.

         (2) Quarterly report on Form 10-Q for the quarter ended March 31, 2000.

         (3)   Current reports on Form 8-K dated:

               o    January 10, 2000

               o    January 16, 2000

               o    January 24, 2000

               o    January 27, 2000

               o    January 26, 2000

               o    February 1, 2000

               o    March 22, 2000

               o    June 5, 2000

               o    June 13, 2000

               o    June 15, 2000


         (4) The Joint Proxy Statement/Prospectus contained in Amendment No. 1 to the Registration Statement on Form S-4 (registration no. 333-34802) filed with the Securities and Exchange Commission on May 12, 2000.

         We are also incorporating by reference in this registration statement all reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining. These reports and documents will be incorporated by reference in and considered to be a part of this registration statement as of the date of filing of such reports and documents.

         Any statement contained in this registration statement or in a document which is incorporated by reference herein will be modified or superseded for purposes of this registration statement to the extent that a statement in any document that we file after the date of this registration statement that also is incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded will not, except as so modified or superseded, constitute a part of this registration statement.

ITEM 4.  Description of Securities.

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

         Not applicable.

ITEM 6.  Indemnification of Officers and Directors.

         The New York Business Corporation Law (the "BCL") provides that if a derivative action is brought against an officer or director of a corporation, the corporation may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys fees, incurred by him or her, in connection with the defense or settlement of such action, if such officer or director acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such officer or director has been found liable to the corporation. In a nonderivative action or threatened action, the BCL provides that a corporation may indemnify an officer or director against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by him or her in defending such action if such officer or director acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation.

         Under the BCL, an officer or director who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such officer or director may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which an officer or director seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

         The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

         Article V, Section 1 of our By-laws contains provisions requiring indemnification by us of our officers and directors against certain liabilities and expenses which they may incur as our officers and directors or of certain other entities in accordance with Sections 722-723 of the BCL.

         Section 726 of the BCL also contains provisions authorizing a corporation to obtain insurance on behalf of any officer or director against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. Article V, Section 5 of our By-laws indicates that we may, but need not, maintain insurance insuring us or persons entitled to indemnification under Section 1 of Article V of our By-laws for liabilities against which they are entitled to indemnification under Article V of our By-laws or insuring such persons for liabilities against which they are not entitled to indemnification under Article V of our By-laws.

ITEM 7.  Exemption from Registration Claimed.

         Not applicable.

ITEM 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ashburn, Commonwealth of Virginia on June 15, 2000.

                                     PSINET INC.

                                     By: /s/ William L. Schrader
                                        ------------------------
                                         William L. Schrader, Chairman
                                         and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William L. Schrader, Harold S. Wills, David N. Kunkel and Kathleen B. Horne, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                                 Title                           Date

/s/ William L. Schrader       Chairman, Chief Executive Officer
-------------------------       and Director (Principal            June 15, 2000
  William L. Schrader            Executive Officer)

  /s/ Harold S. Wills           President, Chief Operating
-------------------------         Officer and Director             June 15, 2000
 Harold S. Wills


  /s/ David N. Kunkel           Vice Chairman, Executive Vice
-------------------------         President and Director           June 15, 2000
    David N. Kunkel

  /s/ Jorge R. Forgues        Vice President and Acting Chief
-------------------------         Financial Officer
    Jorge R. Forgues               (Principal Financial            June 15, 2000
                                 and Accounting Officer)

/s/ William H. Baumer
------------------------
  William H. Baumer                     Director                   June 15, 2000



------------------------
    Ralph J. Swett                      Director                   June __, 2000



-------------------------
     Ian P. Sharp                       Director                   June __, 2000

                                  EXHIBIT INDEX
Exhibit
  No.          Description                                Location

 4.1     Long-Term Incentive Plan            Incorporated by reference to the
                                             Registration Statement on Form S-8
                                             of Metamor Worldwide, Inc. filed
                                             with the Securities and Exchange
                                             Commission on December 12, 1995

 4.2     Employee Stock Purchase Plan        Incorporated by reference to the
                                             Registration Statement on Form S-8
                                             of Metamor Worldwide, Inc. filed
                                             with the Securities and Exchange
                                             Commission on April 1, 1996

 4.3     Amendment to Long-Term              Incorporated by reference to
         Incentive Plan                      Appendix B to the Proxy Statement
                                             on Schedule 14A of Metamor
                                             Worldwide, Inc. filed with the
                                             Securities and Exchange Commission
                                             on April 13, 1998

 4.4     Amendment to Employee Stock         Incorporated by reference to
         Purchase Plan                       Appendix A to the Proxy Statement
                                             on Schedule 14A of Metamor
                                             Worldwide, Inc. filed with the
                                             Securities and Exchange Commission
                                             on April 13, 1998

 5.1     Opinion of Nixon Peabody LLP        Filed herewith

23.1     Consent of Nixon Peabody LLP        Contained in opinion filed as
                                             Exhibit 5.1 to this Registration
                                             Statement

23.2     Consent of                          Filed herewith
         PricewaterhouseCoopers LLP

 24      Power of Attorney                   Included on the signature page of
                                             this registration statement.